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                                  Exhibit 23.1

             Report on Schedule and Consent of Independent Auditors

The Board of Directors and Stockholders
Caere Corporation:

The audits referred to in our report dated January 26, 1996, included the related financial statement schedule as of December 31, 1995, and for each of the years in the three-year period ended December 31, 1995, included in the 1995 annual report on Form 10-K. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits. In our opinion, based on our audits and the report of other auditors, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We consent to incorporation by reference in the registration statements (Nos. 33-35033, 33-49114, 33-32992, 33-66430, 33-81708, 33-87824, 33-81680 and
33-60027) on Form S-8 of Caere Corporation of our reports dated January 26, 1996, relating to the consolidated balance sheets of Caere Corporation and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of earnings, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1995, and the related schedule, which reports are included or incorporated by reference herein.

                                      /s/ KPMG Peat Marwick L.L.P.




San Jose, California
March 25, 1996